Exhibit 99(a)(1)(F)

        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

1.	An individual's account (joint account)	The individual	9.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individual(1)	10.	Corporate Account	The Corporation
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)	11.	Religious, charitable, or educational	The organization
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	12.	Partnership account held in the name of the business	The partnership
5.	Adult and minor (joint venture)	The adult or, if the minor is the only contributor, the minor(1)	13.	Association, club, or other tax-exempt organization	The organization
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	14.	A broker or registered nominee	The broker or nominee
7.	a. The usual revocable savings trust account (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under State Law.	The guarantor-trustee(1) The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity
8.	Sole proprietorship account	The owner(4)

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
Show the name of the owner but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(5)
List first and circle the name of the legal trust, estate, or pension trust.

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

        Payees specifically exempted from backup withholding on certain specific payments including the following:

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  A corporation.

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  A financial institution.

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  An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

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  The United States or any agency or instrumentality thereof.

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  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

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  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

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  An international organization or any agency, or instrumentality thereof.

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  A registered dealer in securities or commodities registered in the United States or a possession of the United States.

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  A real estate investment trust.

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  A common trust fund operated by a bank under Section 584(a) of the Code.

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  An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1) of the Code.

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  An entity registered at all times under the Investment Company Act of 1940.

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  A foreign central bank of issue.

        Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

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  Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

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  Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

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  Payments of patronage dividends where the amount received is not paid in money.

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  Payments made by certain foreign organizations.

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  Payments made to a nominee.

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  Section 404(k) payments made by an ESOP.

        Payments of interest not generally subject to backup withholding include the following:

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  Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

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  Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

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  Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

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  Payments on tax-free covenant bonds under Section 1451 of the Code.

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  Payments made by certain foreign organizations.

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  Payments made to a nominee.

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  Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

        Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045 and 6050A of the Code and the regulations promulgated thereunder.

Privacy Act Notice—Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain dividend and Interest Payments—If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.